UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Federal Home Loan Bank of New York (the "Bank") obtains most of its funds from the sale of debt securities, known as consolidated obligations, in the capital markets. Consolidated obligations, which consist of bonds and discount notes, are by regulation the joint and several obligations of the twelve Federal Home Loan Banks. The Federal Home Loan Banks are regulated by the Federal Housing Finance Board (the "Finance Board") and the Finance Board regulations authorize the Finance Board to require any Federal Home Loan Bank to repay all or a portion of the principal of or interest on consolidated obligations for which another Federal Home Loan Bank is the primary obligor. Consolidated obligations are sold to the public through the Office of Finance using authorized securities dealers. Consolidated obligations are backed only by the financial resources of the twelve Federal Home Loan Banks and are not guaranteed by the United States government.

Schedule A sets forth all consolidated obligation bonds and discount notes committed to be issued by the Federal Home Loan Banks, for which the Bank is the primary obligor, on the trade dates indicated, other than discount notes with a maturity of one year or less that are issued in the ordinary course of business. Schedule A also includes any consolidated obligations with a remaining maturity in excess of one year, if any, for which we have assumed the primary repayment obligation from another Federal Home Loan Bank.

We may elect to change our method of reporting information on the issuance or assumption of consolidated obligations at any time. In reviewing the information in this Current Report on Form 8-K, please note:

• although consolidated obligations issuance is material to the Bank, we have not made a judgment as to the materiality of any particular consolidated obligation or obligations;
• Schedule A does not address any interest-rate exchange agreements (or other derivative instruments) which we may enter into as a result of our asset and liability management strategies and that may be associated, directly or indirectly, with one or more of the reported consolidated obligations;
• Schedule A will not enable a reader to track changes in the total consolidated obligations outstanding for which we are the primary obligor because Schedule A generally excludes consolidated obligation discount notes with a maturity of one year or less and does not reflect whether the proceeds from the issuance of the reported consolidated obligations will be used to, among other things, satisfy called or maturing consolidated obligations. We will report the total consolidated obligations outstanding for which we are the primary obligor in our periodic reports filed with the Securities and Exchange Commission; and
• the principal amounts reported on Schedule A represent the principal amount of the reported consolidated obligations at par, which may not correspond to the amounts reported in our financial statements prepared in accordance with generally accepted accounting principles contained in our periodic reports filed with the Securities and Exchange Commission, because the par amount does not account for, among other things, any discounts, premiums or concessions.

Item 8.01 Other Events.

Each month, the Chief Executive Officer of the Bank issues a ‘Report from the President’ (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of February 2007 issued on February 27, 2007 appears below.

February 27, 2007

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

Advances at $58.7 Billion

During January, advances averaged $58.4 billion. We ended the month at $58.7 billion compared to $59 billion at the end of December 2006. Month-over-month, short-term fixed-rate advances dropped by $800 million while convertible advances increased by $700 million. Through our competitive pricing, innovative products, and quality service, we look forward to providing sustained performance and greater value to our members.

Please remember that, as you continue with your growth strategies, having a solid liquidity plan can be a key element to success. In this regard, the Home Loan Bank can help increase liquidity capabilities by serving as a bridge to the capital markets and making funds available at maturities and terms that might otherwise be unavailable. The Home Loan Bank also enables our members to pledge certain otherwise less liquid or illiquid assets as collateral.

Home Loan Bank advances can now be even more advantageous for members, as we have lowered the rates and expanded the lending parameters for our Community Lending Program advances. Members can now borrow at our actual cost of funds, which is 8 basis points lower than previously. In addition, the 2007 commitment limits on CIP, RDA, and UDA advances have been set as the greater of 5% of outstanding advances as of December 31, 2006, or $100 million per member, whichever is greater. This is a combined limit for both program- and project-specific commitment requests. These program enhancements are designed to help our members meet their community reinvestment needs.

Should you have any questions on how the Home Loan Bank can help with liquidity or strategic growth, please contact Jim Gilmore, Senior Vice President, Head of Marketing and Sales, at (212) 441 6812 or Joseph Gallo, Vice President, Community Investment, at (212) 441-6851.

Three Community Lenders Join the Federal Home Loan Bank

Three community member lenders recently joined the Home Loan Bank. I am pleased to welcome to the Home Loan Bank of New York one member headquartered in New Jersey, 1st Colonial National Bank, Collingswood, New Jersey, and two members headquartered in New York, Metropolitan Life Insurance Company, New York, New York, and United International Bank, Flushing, New York.

The Home Loan Bank plays an integral role in helping our member lenders serve the financing needs of the residents and businesses in our District. Access to the FHLBNY’s advances products can help you, our members, serve a wide range of borrowers and offer a variety of attractive loan products. We are grateful for the opportunity to serve you.

Thank you.

Sincerely,

Alfred A. DelliBovi
President

Item 9.01 Financial Statements and Exhibits.

Exhibit 1: Schedule A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

February 27, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1	Schedule A